Exhibit 10.74
Pursuant to 17 C.F.R §240.24b-2, confidential information (indicated as [*]) has been omitted and filed separately with the SEC pursuant to an application for confidential treatment.
Amendment No. 5
To
Master Agreement
This Amendment to the Master Agreement described below shall have an effective date of June 1, 2007, and is by and between Intuit Inc. (“Intuit”) and ModusLink Corporation (“ModusLink”), as follows:
WHEREAS, Intuit and ModusLink are parties to a Master Agreement dated November 1, 2000 (as amended, the “Master Agreement”), which was amended effective August 22, 2003 by an amendment to Master Agreement (“Amendment One”); effective September 1, 2004 by an amendment to Master Agreement (“Amendment Two”); effective August 1, 2005 by an amendment to Master Agreement (“Amendment Three”); and effective July 26, 2006 by an amendment to Master Agreement (“Amendment Four”), and
WHEREAS, Intuit and ModusLink desire to make certain amendments to the Master Agreement, as set forth herein,
NOW THEREFORE, Intuit and ModusLink hereby agree as follows:
1.	Section 6.1 (Term) of the Master Agreement shall be deleted in its entirety and replaced with the following:
“Section 6.1, Term: The term of the Master Agreement commenced on November 1, 2000 and shall continue through September 10, 2008, unless earlier terminated as provided herein.”
2.	In Section 4.1 (Insurance) of the Master Agreement, the following sentence is hereby deleted in its entirety:
“Every contract of insurance providing the coverage required herein shall contain the following clause: “No reduction, cancellation or expiration of this policy shall become effective until ten (10) business days from the date written notice is actually received by INTUIT.””
3.	References in Section 4.1 (Insurance) to “Comprehensive General Liability” insurance is hereby changed to “Commercial General Liability” insurance.

4.	The Pricing Appendix, attached hereto as Exhibit A, is attached to and incorporated in the Master Agreement.

5.	For avoidance of doubt, for purposes of populating touch displays, the parties agree that each finished good SKU shall count as [*] of [*] under the Pricing Appendix attached as Exhibit A to Amendment No. 5 to the Master Agreement.

6.	As modified hereby, the Master Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 5 to Master Agreement as of the date set forth above:
INTUIT INC.

By:	/s/ Scott Beth

Name:	Scott Beth

Title:	VP, Procurement

MODUSLINK CORPORATION

By:	/s/ Jacob House

Name:	Jacob House

Title:	Vice President, Strategic Accounts

Pricing Exhibit to the Intuit/ModusLink Master Service Agreement
Direct Materials
All direct materials will be passed through[*], with [*] permitted other than the Procurement Fee set forth below.
Direct Labor
A rate of $[*] per touch will be paid.
A rate of $[*] per automated touch [*] will be paid.
Procurement Fee
A [*]% Procurement Activity Fee will be paid on direct materials costs. This fee includes the cost allocation for sourcing, procuring, inspecting and managing components as well as ModusLink’s mark-up on materials. High value Point of Sale (POS) hardware components carry a [*]% Procurement Activity fee.
Manufacturing Overtime Labor
Outside of the launch periods (defined in section 1.2 of the Statement of Work), ModusLink will provide an estimate of cost and seek Intuit approval before any overtime labor is incurred.
Programming Labor
IT programming or development costs will be negotiated in good faith on a case by case, as needed basis at a rate of $[*] per hour. ModusLink does not have any dedicated IT resources for Intuit.
Component Pricing and PPV Management Component costs for active products are calculated and submitted to Intuit according to the launch timeline. These costs will remain in effect for the life cycle of the component. Any components that do not have established flat pricing shall be considered matrix priced components. Matrix priced components may be purchased at different prices throughout the life cycle of the component. The component cost applied in the costed BOM for finished goods is determined by the initial purchase order price in accordance with the launch timeline. Any subsequent purchase orders for matrix priced items will be governed by the Purchase Price Variance (PPV) process. This process is detailed in the QuickBase log “ModusLink Intuit Statement of Work Supplement” https://www.quickbase.com/db/bbqzpvxt7.
ModusLink will credit Intuit for all instances where there is a price reduction below the component cost that is quoted in the costed BOM. These credits will be consolidated on a monthly basis and provided to Intuit via a credit memo. Intuit will pay ModusLink for all instances where there is a price increase above the component cost that is quoted in the costed BOM. This payment will be consolidated on a monthly basis via an Intuit purchase order. Purchase Price Variance and Non-Recurring Expenses will be billable to Intuit.

Rework
Product rework charges incorporate labor cost plus the cost of material required to complete the rework, and a [*]% procurement fee on materials and [*]% on POS hardware. ModusLink is liable for costs of rework to the extent the rework is a result of ModusLink error.
Storage Charges
Storage charges have been costed into the labor touch rate and will not be billable to Intuit.
Costed BOMs
Costed BOMs must be provided to Intuit in accordance to the launch timeline. Costed BOM’s will identify the commodity of each component in the BOM and reflect the cost. Each sub-assembly BOM must be exploded. Each BOM should be provided on a separate page.
Costed BOM Template
Costed BOMs must be provided in the format outlined below:

PART
TOTAL MAT’L
TOTAL M/U
TOTAL TOUCHES
LABOR
KIT PRICE

LEVEL	TA	TADESCRIPTION	TAECLVL	CO	DO	QO	[COMMCODE]CODE	EXPCODE	EXTDCOST	EXTDMU

Monthly and Quarterly Spend Templates
ModusLink must provide Intuit with details of monthly and quarterly spend, in the format outlined below, by the second Friday of each subsequent month.

MODUSLINK & INTUIT SPEND

SUMMARY	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Materials — all Units
Labor — All Units
Overtime Labor
Rework Material
Rework Labor
Total Scrap Dollars
Materials Sales
Manufactured Units
Reworked Units
Total Spend in Dollars

Materials — Loose Units	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Loose Material Spend

Labor — Loose Units	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Loose Labor Spend

Materials — Displays	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Display Material Spend

Labor — Displays	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Display Labor Spend

Materials — NT Units	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total NT unit Material Spend

Labor — NT Units	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total NT unit Labor Spend

Overtime Labor Saturday	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Saturday Overtime Spend

Overtime Labor Sunday	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Sunday Overtime Spend

Rework Materials	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total
Total Rework Material Spend

Rework Labor	COMMENTS	MONTH 1	MONTH 2	MONTH 3	Total

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